    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2000

                                               REGISTRATION NO. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         MARINE DRILLING COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

                   TEXAS                                 74-2558926
         (STATE OF JURISDICTION OF                    (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

                          ONE SUGAR CREEK CENTER BLVD.
                                    SUITE 600
                            HOUSTON, TEXAS 77478-3556
                                 (281) 243-3000
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                   NUMBER, INCLUDING AREA CODE, OF REGISTRANTS
                          PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

              MARINE DRILLING COMPANIES 401(k) PROFIT SHARING PLAN
                            (FULL TITLE OF THE PLAN)

                                   ----------

                                T. SCOTT O'KEEFE
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                     ONE SUGAR CREEK CENTER BLVD., SUITE 600
                          SUGAR LAND, TEXAS 77478-3556
                                 (281) 243-3000
                               FAX: (281) 243-3080
           (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   ----------

                                    COPY TO:
                                NICK D. NICHOLAS
                             PORTER & HEDGES, L.L.P.
                            700 LOUISIANA, 35TH FLOOR
                              HOUSTON, TEXAS 77002
                                 (713) 226-0600
                               FAX: (713) 226-0237

                                   ----------

=============================================================================================================================
                                                                        MAXIMUM
                                                       AMOUNT           OFFERING            PROPOSED            AMOUNT OF
                        TITLE OF                       TO BE             PRICE          MAXIMUM AGGREGATE     REGISTRATION
              SECURITIES TO BE REGISTERED            REGISTERED      PER SHARE (1)       OFFERING PRICE            FEE
------------------------------------------------- ----------------- ----------------- ---------------------- ----------------
Common Stock, par value $0.01 per share (2).....      100,000            $23.16            $2,316,000            $611.42
================================================= ================= ================= ====================== ================

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the registration fee, based upon the average high and low price of the securities being registered hereby on the New York Exchange on October 25, 2000.

(2) Includes one preferred share purchase right (the "Rights") for each share of Common Stock. Pursuant to Rule 457 (g) of the Securities Act no separate fee is required for the Rights.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         The information specified in Part I of Form S-8 is not filed as a part of this registration statement. Pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), the documents containing the information specified in Part I of Form S-8 will be sent or given to employees who participate in the Marine Drilling Companies, Inc. 401(k) Profit Sharing Plan.

PROSPECTUS


                         MARINE DRILLING COMPANIES, INC.

                                 100,000 SHARES

                                  COMMON STOCK

                                   ----------

         The selling stockholders identified in this prospectus are offering up to 100,000 shares of our common stock which have been, or will be, issued under our 401(k) Plan. The selling stockholders may direct the trustee of our 401(k) Plan to sell shares of our common stock allocated to a selling stockholder's account in our 401(k) Plan. The trustee, on behalf of the selling stockholders, may sell shares of our common stock from time to time in privately-negotiated transactions, in underwritten offerings, or by a combination of such methods of sale. Sales of shares of common stock may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         We are not offering any shares of our common stock for sale under this prospectus and we will not receive any of the proceeds from the sale of shares on behalf of the selling stockholders under this prospectus.

         Our common stock is traded on the New York Stock Exchange under the symbol "MRL." On October 26, 2000, the last reported sale price of our common stock was $23.875 per share.


                                   ----------

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.

  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 IN THIS PROSPECTUS.

                                   ----------



--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------



                   This prospectus is dated October 30, 2000.

                               TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----
MARINE DRILLING COMPANIES, INC. ............................................. 3

THE OFFERING ................................................................ 3

FORWARD-LOOKING STATEMENTS .................................................. 3

RISK FACTORS ................................................................ 5

USE OF PROCEEDS ............................................................. 8

WHERE YOU CAN FIND MORE INFORMATION ......................................... 8

SELLING STOCKHOLDERS ....................................................... 10

PLAN OF DISTRIBUTION ....................................................... 10

LEGAL MATTERS .............................................................. 11

EXPERTS .................................................................... 11

                         MARINE DRILLING COMPANIES, INC.


         We own and operate a fleet of 17 offshore drilling rigs. Our fleet includes:

         o five independent leg jack-up units, four of which have a cantilever feature;

         o ten mat supported jack-up units, five of which have a cantilever feature; and

         o    two semi-submersible units.

         We also own one independent leg jack-up rig configured as an accommodation unit. Currently, fifteen of our rigs are located in the U.S. Gulf of Mexico. Our three remaining rigs are in Southeast Asia, the North Sea and Western Australia.

         Our principal executive offices are located at One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556 and our telephone number is (281) 243-3000.


                                  THE OFFERING

         The selling stockholders consist of our officers and directors who hold securities that were, or will be, issued through our 401(k) Plan. Accordingly, the common stock held by the selling stockholders is subject to restrictions on resale arising under the Securities Act of 1933.

         We are registering the resale of the common stock on behalf of the selling stockholders so that they may freely resell their common stock allocated to their account in our 401(k) Plan without the legal restrictions and inconvenience associated with reselling restricted securities under the Securities Act of 1933. The trustee may sell shares of common stock on behalf of a selling stockholder using the methods for resale described in the "Plan of Distribution."

         We will not receive any proceeds from the sale of common stock by the selling stockholders.


                           FORWARD-LOOKING STATEMENTS

         This prospectus, particularly the section entitled "Risk Factors," contains and incorporates by reference certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts concerning, among other things, market conditions, the demand for offshore drilling services, future acquisitions and fleet expansion, future financings, future rig contracts, future capital expenditures (including rig construction, upgrades and refurbishments), and future results of operations. We cannot guarantee that we have identified and properly weighed all of the factors which affect market conditions and the demand for our rigs, that the public information upon which we have relied is accurate or complete or that our analysis of the market and the demand will be successful. Certain factors and risks that could cause actual results to differ from those identified in these forward-looking statements include, among others:

         o    a sustained period of low oil or gas prices;

         o    the termination of any of our long-term drilling contracts;

         o inadequate insurance and indemnification protection for us against well disasters and fire and environmental damage;

         o    our inability to obtain insurance at reasonable rates;

         o a decrease in the demand for offshore drilling rigs, especially in the U.S. Gulf of Mexico;

         o the risks of operating in foreign countries, including actions taken by those foreign countries and actions taken by the United States against those foreign countries;

         o our failure to successfully compete against our competitors that are larger and that have a more diverse fleet of rigs and more resources;

         o lower levels of rig utilization because of the reactivation of currently inactive rigs or the construction of new rigs;

         o new laws or regulations that affect drilling opportunities or increase their cost or our potential liability;

         o the occurrence of certain risks inherent to offshore drilling, including blowouts, cratering, fires and explosions, capsizing, grounding or collision, weather and sea conditions; and

         o    uninsured costs of litigation.

For a further discussion of such factors and risks, see "Risk Factors," and our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. These forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to release publicly any updates or revisions to any forward-looking statement contained in this prospectus to reflect any changes in our expectations regarding such statements or any change in events, conditions or circumstances on which they are based.

                                  RISK FACTORS

WE ARE DEPENDENT ON THE CONDITION OF THE OIL AND GAS INDUSTRY. DECLINES IN OIL AND GAS PRICES ADVERSELY AFFECT OUR DAYRATES, RIG UTILIZATION AND FINANCIAL RESULTS.

         Our operations depend on oil and natural gas exploration and development drilling activity. This activity is affected by fluctuations in oil and natural gas prices. Historically, these fluctuations have been volatile because of changes in the supply of and demand for these resources, market uncertainty, weather conditions and other political and economic factors beyond our control. As a result, we cannot predict future prices of oil and natural gas or the level of demand for our services with any certainty. Sustained low levels of oil and natural gas prices, however, depress levels of exploration, development and production activity and result in a decline in the demand for our services, which has an adverse effect on our revenues and profitability.

         Oil and gas prices began declining in 1997 and continued to decline substantially further in 1998 and reached multi-year lows in early 1999. These lower prices had a material adverse effect on rig utilization and dayrates in our industry, including in the U.S. Gulf of Mexico where most of our jack-up rigs have been located. The lower prices also shortened the average length of contract terms. As a result of these conditions, we incurred a net loss for the year ended December 31, 1999 of approximately $6.1 million.

         Recent improvements in oil and gas prices have occurred, as have improvements in the demand for our services. We can not assure you that these improvements will be sustained.

SIGNIFICANCE OF THE MARINE 500 AND MARINE 700 CONTRACTS.

         The drilling contracts for the MARINE 500 and MARINE 700 drilling rigs currently account for a majority of our revenues and cash flow. These contracts could be terminated in certain circumstances, such as operational problems, that may be beyond our control. The loss or renegotiation of either of these contracts could have a material adverse effect on our results of operations.

         Our ability to successfully perform under the drilling contracts for the MARINE 500 and the MARINE 700 may be impaired by our limited operating history in the deepwater drilling market, which requires the use of more sophisticated technologies than those used by jack-up rigs in the Gulf of Mexico. We did not enter the deepwater drilling market until 1997 and some of our competitors have significantly more experience in deepwater operations than we do. Furthermore, other drilling contractors who have entered into the deepwater drilling market have encountered operational problems with new deepwater drilling rigs.

WE ARE SUBJECT TO OPERATIONAL RISKS.

         Contract drilling operations are subject to a variety of risks including blowouts, cratering, fires and explosions. The occurrence of any of these risks could result in damage to or destruction of rigs, oil and gas wells, life and property, environmental damage or suspension of our operations. Our drilling equipment is also subject to the hazards of marine operations, including capsizing, grounding, collision, weather and sea conditions and unsound location. We currently maintain insurance coverage against certain general and marine liabilities that we believe is customary in our industry. Except in limited circumstances, this insurance does not cover liability for pollution or environmental damage that happens below the water surface, but we are usually indemnified against this liability by our customers. The insurance and indemnification available to us, however, may not protect us from liability for all of the results of well disasters or fire or environmental damage. Furthermore, we may not be able to maintain adequate insurance in the future at reasonable rates or we may not be able to recover amounts owing to us under the indemnities provided by our customers. Any of these liabilities, if not covered by insurance or their party indemnification, could have an adverse effect on us.

THE MAJORITY OF OUR RIGS ARE OLD.

         The majority of our rigs were built between 1975 and 1982. These older rigs are more likely to require major repairs in order to remain operational than newer rigs. Rigs generally cannot operate when undergoing major repairs. If we are required to perform significant repairs to our rigs, this will likely reduce our revenues and may require significant capital investments.

WE CONDUCT FOREIGN OPERATIONS.

         From time to time, we operate several of our rigs in international markets, including Southeast Asia, the Middle East and other international markets. When we operate in international markets, we are subject to risks inherent to operating in foreign countries, including war, strikes, civil disturbances, guerilla activity, currency fluctuations and devaluations and governmental activity that disrupt markets, restrict payments or the movement of funds or result in the deprivation of contract rights or the taking of property without fair compensation. We cannot predict what foreign governmental regulations may be enacted in the future that could affect the drilling industry.

         The contract drilling industry is highly competitive, cyclical and capital intensive. We believe that intense competition for drilling contracts will continue because of the ability of drilling contractors to move rigs to areas of greater activity and higher dayrates, to reactivate currently inactive rigs that have been or could be upgraded and to construct new rigs to meet increased demand for drilling rigs in any given market. The movement, reactivation or new construction of offshore drilling rigs, or a decrease in drilling activity in a major market, could depress dayrates and affect utilization of our rigs, even with stronger oil and natural gas prices. There is also increasing competition in the deepwater drilling industry. Many of our competitors are larger than us and have more diverse fleets and greater resources than we do. This allows them to better withstand industry downturns, to compete on the basis of price and to build new rigs or acquire existing rigs, all of which could affect our revenues and profitability.

ENVIRONMENTAL LAWS COULD INCREASE OUR COSTS AND LIABILITIES AND RESTRICT OUR OPERATIONS.

         Our operations are subject to numerous foreign, federal, state and local laws and regulations relating to the environment. These laws and regulations expose us to liability for our own actions (including actions in compliance with applicable laws and regulations at the time they were taken) and, under certain circumstances, for the conduct of others. These laws and regulations have become more stringent in recent years. In connection with such laws and regulations, we may be required in certain circumstances to pay administrative, civil and criminal penalties or to shut down some or all of our operations, temporarily or permanently. Some environmental laws and regulations can impose unlimited, "strict liability" on parties responsible for environmental damage without regard to negligence or fault. For instance, parties, including drilling companies, may be held strictly liable for cleanup costs and natural resource damages resulting from oil spills under the Oil Pollution Act of 1990, as amended ("OPA"). Drilling companies also can become subject to private personal injury or property damage claims relating to environmental damage.

         We are required to maintain evidence of financial resources sufficient to cover cleanup costs relating to potential spills or related environmental damage. New regulations under OPA require mobile offshore drilling units serving as offshore facilities, including ours, to satisfy additional financial requirements and may impact our operations in certain circumstances. Failure to comply with applicable financial requirements could require us to suspend operations and subject us to other significant sanctions.

         In addition, from time to time legislation has been proposed that would limit or prohibit drilling in environmentally sensitive areas or in areas of the U.S. Gulf of Mexico and other U.S. offshore areas. This legislation, if enacted, may adversely affect us. Similar restrictions have adversely affected us in the past. Future laws, regulations or other governmental action that further restricts or prohibits offshore drilling in the U.S. Gulf of Mexico or imposes environmental protection requirements that increase the costs of offshore exploration, development or production of oil and natural gas which could further adversely affect us. In addition, liabilities under existing or future environmental laws and regulations could have a material adverse effect on our business, results of operations or financial condition.

A SMALL NUMBER OF CUSTOMERS ACCOUNT FOR ALL OUR REVENUES.

         All our revenue has been and will continue to be derived from a small number of customers. The loss of any of these customers or the delay, reduction or cancellation of contracts with any of these customers could hurt our results and cause a decline in our stock price. In 1999, three customers accounted for 55% of our revenues, with one jack-up rig customer accounting for 22% of our revenues and two semi-submersible rig customers accounting for 33%. For the six months ended June 30, 2000, three customers accounted for 69% of our revenues, with one jack-up rig customer accounting for 18% of our revenues and two semi-submersible rig customers accounting for 51%.

OUR STOCK PRICE IS VOLATILE.

         Our common stock has experienced significant price volatility, and such volatility may continue in the future. The price of our common stock could fluctuate widely in response to a variety of factors, including oil and gas prices and industry conditions and any developments with regard to our long-term contracts.

GOVERNMENTAL REGULATION COULD ADVERSELY AFFECT OUR BUSINESS.

         Our business is affected by political developments and by federal, state, foreign and local laws and regulations relating to the oil and gas industry. Laws and regulations that curtail exploration and development drilling for oil and natural gas adversely affect us by limiting available drilling opportunities for our customers. Additionally, laws relating to equipping and operating offshore vessels may add to the cost of operating offshore drilling equipment.

OUR CHARTER DOCUMENTS AND TEXAS LAW MAY DISCOURAGE AN ATTEMPT BY OTHERS TO ACQUIRE CONTROL OF US.

         The Texas Business Corporation Act contains provisions, including a business combination law, which may delay or prevent an attempt by a third party to acquire control of us. Our articles of incorporation and bylaws contain provisions that authorize the issuance of preferred stock by our Board of Directors and restrict foreign ownership of our common stock. We also have adopted a stockholder rights plan which may have the effect of impeding a hostile attempt to acquire control of us.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus. All proceeds will be received by and retained in the 401(k) Plan on behalf of a selling security holder until the selling security holder is entitled to receive a distribution from the 401(k) Plan.


                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus constitutes a part of a registration statement on Form S-8 that we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules for further information with respect to Marine Drilling Companies, Inc. and the shares offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC and each such statement is qualified by this reference. The registration statement and its exhibits and schedules are on file at the offices of the SEC and may be inspected without charge.

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file, including the registration statement, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Please call the SEC at l-800-SEC-0330 for further information on the operation of the Public Reference Room. Our public filings are also available from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov."

         SEC rules allow us to include some of the information required to be in the registration statement by incorporating that information by reference to other documents we file with them. That means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates the documents listed below and any future filing we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities covered by this prospectus are sold:

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, and June 30, 2000;

         o Our Current Reports on Form 8-K filed with the SEC on September 1, 2000 and October 25, 2000;

         o Our description of common stock contained in the Registration Statement on Form 8-B filed with the SEC on February 21, 1990, as amended by Form 8 filed with the SEC on November 9, 1992, and any subsequent amendment thereto filed for the purpose of updating such description; and

         o The description of our Preferred Share Purchase Rights contained in our Registration Statement on Form 8-A dated November 15, 1996.

         You may request a copy of these filings, which we will provide to you at no cost, by telephoning or writing us at the following address:

              Marine Drilling Companies, Inc.
              Attn: Investor Relations
              One Sugar Creek Center Blvd., Suite 600
              Sugar Land, Texas 77478-3556
              (281) 243-3000

                              SELLING STOCKHOLDERS

         We will supplement this prospectus from time to time to include information about the security ownership of the selling stockholders and the position, office or other material relationship which a selling stockholder has had within the past three years or with any of our predecessors or affiliates.


                              PLAN OF DISTRIBUTION

         The trustee of the 401 (k) Plan, on behalf of the selling stockholders, may sell shares of our common stock allocated to the account of a selling stockholder in the 401(k) Plan in transactions on exchanges or markets as our common stock may be then listed for trading. Shares may be sold in privately-negotiated transactions, in underwritten offerings, or by a combination of such methods of sale. Sales of shares of common stock may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The trustee of the 401(k) Plan, on behalf of the selling stockholders, may effect such transactions by selling the shares of common stock allocated to the account of a selling stockholder in the 401(k) Plan to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the trustee or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

         In connection with an underwritten offering, if any, the underwriters may make short sales of shares of our common stock and may purchase shares of our common stock on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in any such offering. Short sales may be "covered" or "naked" short sales.

         o "Covered" short sales are sales made in an amount not greater than the underwriters' overallotment option to purchase additional shares in an offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option.

         o "Naked" short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

         Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

         Other methods by which the trustee of the 401(k) Plan may sell shares of our common stock on behalf of the selling stockholders include, without limitation:

         o "at the market" to or through market makers or into an existing market for our common stock,

         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

         o through transactions in options or swaps or other derivatives, whether exchange-listed or otherwise,

         o    through block trades,

         o    through short sales, or

         o    any combination of any such methods of sale.

The trustee of the 401(k) Plan, on behalf of the selling stockholders, may also enter into option or other transactions with broker-dealers which require the delivery to those broker-dealers of the common stock offered by this prospectus, which common stock such broker-dealers may resell under this prospectus. The selling stockholders may also rely on Rule 144 of the Securities Act to make sales of common stock allocated to their account in the 401(k) Plan.

         The trustee of the 401(k) Plan, the selling stockholders and any broker-dealers who act in connection with the sale of shares of our common stock under this prospectus may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the shares of our common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

         After we are notified that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

         o the name of each such selling stockholder and of the participating broker-dealer(s),

         o    the type and number of securities involved,

         o    the price at which such securities were sold,

         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

         o that such broker-dealer(s) did not conduct any investigations to verify the information set out or incorporated by reference in this prospectus, and

         o    other facts material to the transaction.


                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the common stock will be passed upon by Porter & Hedges, L.L.P., Houston, Texas.

                                     EXPERTS

         The consolidated financial statements of the company and its subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

         With respect to the unaudited interim financial information for the quarters ended March 31, 2000 and 1999, and June 30, 2000 and 1999, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the company's quarterly reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because such reports are not "reports" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

================================================================================

                                TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----
MARINE DRILLING COMPANIES, INC. ............................................. 3

THE OFFERING ................................................................ 3

FORWARD-LOOKING STATEMENTS .................................................. 3

RISK FACTORS ................................................................ 5

USE OF PROCEEDS ............................................................. 8

WHERE YOU CAN FIND MORE INFORMATION ......................................... 8

SELLING STOCKHOLDERS ....................................................... 10

PLAN OF DISTRIBUTION ....................................................... 10

LEGAL MATTERS .............................................................. 11

EXPERTS .................................................................... 11


================================================================================


================================================================================





                                 MARINE DRILLING
                                 COMPANIES, INC.

                                 100,000 SHARES
                                       OF
                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)



                                   ----------

                                   PROSPECTUS

                                   ----------


                                OCTOBER 30, 2000




================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Marine Drilling Companies, Inc. (the "Registrant") hereby files this registration statement under the Securities Act (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 100,000 shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), for issuance pursuant to the Plan and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Commission (File No. 1-14389) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, and June 30, 2000.

         (3) The Registrant's Current Reports on Form 8-K filed with the Commission on September 1, 2000 and October 25, 2000.

         (4) The description of the Common Stock contained in the Registration Statement on Form 8-B filed with the Commission on February 21, 1990, as amended by Form 8 filed with the Commission on November 9, 1992, and any subsequent amendment thereto filed for the purpose of updating such description.

         (5) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated November 15, 1996.

         All documents filed with the Commission by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable. The Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party be reason of his position. A director or officer may be indemnified only if it is determined that the person (a) conducted himself in good faith; (b) reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests; and (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

         The Registrant's Restated Articles of Incorporation contain provisions eliminating or limiting liabilities of directors for breaches of their duty of care. The Registrant's bylaws provide for indemnification of officers and directors of the Registrant and persons serving at the request of the Registrant in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the Registrant or such other business organizations. The Registrant also has policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

    4.1  Summary Plan Description

    5.1  Opinion of Porter & Hedges, L.L.P.

   15.1  Letter regarding unaudited interim financial information

   23.1  Consent of KPMG LLP

   23.2  Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

   24.1 Powers of Attorney (included on the signature page of this Registration Statement)

   99.1  Internal Revenue Service Determination Letter

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

                  (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below, constitutes and appoints Jan Rask and T. Scott O'Keefe, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Registrant to comply with the Securities Act of 1933, as amended (the "Securities Act") and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of the Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on this 27th day of October, 2000.

                                            MARINE DRILLING COMPANIES, INC.



                                            By: /s/ JAN RASK
                                                --------------------------------
                                                    Jan Rask
                                                    President


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                                TITLE                              DATE
            ---------                                -----                              ----
/s/ JAN RASK                             President, Chief Executive Officer       October 27, 2000
------------------------------------               and Director
Jan Rask                                    (Principal Executive Officer)

/s/ T. SCOTT O'KEEFE                     Senior Vice President and Chief          October 27, 2000
------------------------------------           Financial Officer
T. Scott O'Keefe                          (Principal Financial Officer)


/s/ DALE W. WILHELM                         Vice President and Controller         October 27, 2000
------------------------------------        (Principal Accounting Officer)
Dale W. Wilhelm

/s/ ROBERT L. BARBANELL                       Chairman of the Board and           October 27, 2000
------------------------------------                Director
Robert L. Barbanell

/s/ DAVID A.B. BROWN                                Director                      October 27, 2000
------------------------------------
David A.B. Brown

/s/ HOWARD I. BULL                                  Director                      October 27, 2000
------------------------------------
Howard I. Bull

/s/ J.C. BURTON                                     Director                      October 27, 2000
------------------------------------
J.C. Burton

/s/ DAVID B. ROBSON                                 Director                      October 27, 2000
------------------------------------
David B. Robson
        P

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
  4.1       Summary Plan Description

  5.1       Opinion of Porter & Hedges, L.L.P.

 15.1       Letter regarding unaudited interim financial information

 23.1       Consent of KPMG LLP

 23.2       Consent of Porter & Hedges, L.L.P. (included in Exhibit 5)

 24.1       Powers of Attorney (included on the signature page of this registration statement)

 99.1       Internal Revenue Service Determination Letter